NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PROMISSORY NOTE

February 21, 2013	$___

New York, New York

FOR VALUE RECEIVED, Millennium Healthcare, Inc., a corporation incorporated under the laws of the State of Delaware and located at 400 Garden City Plaza, Suite 440, Garden City N.Y. 11530 (the “Company”), hereby promises to pay to the order of ________, and its/his successors or assigns (the “Holder”), the principal amount of _______ United States Dollars (US$_____) (the “Principal Amount”) on the date (the “Maturity Date”) that is the earliest to occur of (i) March 25, 2014, or (ii) the closing date of a Qualified Offering as defined in the Note Subscription Agreement referenced herein and in Section 2 below, or (iii) the repayment whether in whole or part of any other note (other than scheduled payments of principal or interest, or (iv) the entry into of an agreement irrevocably requiring the payment of any funds to Premier Healthcare Resources, LLC, or its affiliated or related companies or assigns (“Premier” or “Premier Transaction”) for any reason or the actual payment of funds whether by loan, advance, deposit, final payment or the like to or for the benefit of Premier or in connection with any transaction whatsoever related to Premier. Further, the parties hereto acknowledge that no interest shall accrue on the Principal Amount. This Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the terms set forth below. This Note is the “Note” referenced in that certain Note Subscription Agreement executed on the date hereof by and between the Company and the Holder (the “Note Subscription Agreement”). This Note is subject to the terms and conditions contained in the Note Subscription Agreement.

1.           Payments of Principal and Original Issue Discount.

(a)          Payment of Principal. The Principal Amount shall be paid to the Holder on or prior to the Maturity Date.

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(b)          Original Issue Discount. The Company acknowledges that the Principal Amount of this Note exceeds the $500,000 purchase price to be paid by the Holder hereof (the “Purchase Price”) and that such excess is made up of an original issue discount of $130,000 (the “Original Issue Discount Amount”) which shall be fully earned and charged to the Company as of the Funding Date and paid to the Holder as part of the Principal Amount as set forth in this Note.

(c)          General Payment Provisions. All payments on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(d)          Prepayment. At any time prior to the Maturity Date the Company may pre-pay this Note in full or in part without penalty upon receiving the written consent of the Holder. Upon prepayment of this Note in full, the Holder shall have no further rights under this Note (except for such rights that may specifically survive the payment of the Note).

(e)          Security Interest. As security for the prompt and complete payment and performance when due of all the obligations set forth in this Note (and each other note issued pursuant to the Note Subscription Agreement), the Company hereby grants to the Holder (and each other holder of a note issued pursuant to the Note Subscription Agreement) a lien on and continuing security interest in all of the Company’s right, title and interest in, all its assets now or hereafter acquired, together with the proceeds thereof; provided, however, that such lien and security interest shall at all times be subject and subordinate to the the liens and security interests in favor of TCA Global Credit Master Fund, LP (“TCA Interests”). Simultaneous with the execution and delivery of this Note, the Company is executing and delivering to a collateral agent for the Holder (and each other holder of a note issued pursuant to the Note Subscription Agreement) a Security Agreement in the form attached hereto as Exhibit A (the "Security Agreement").

2.           Qualified Offering: Holder shall have the right to use any sums due and owing under this Note to participate in any Qualified Offering (other than an Exempt Issuance as defined below), on the same terms, and conditions provided for in such Qualified Offering. A “Qualified Offering” shall mean any debt or equity or equity-linked financing, other than an Exempt Issuance (hereinafter defined) pursuant to which the Company sells, in one or more transactions, debt or equity or equity-linked securities, with aggregate cash proceeds to the Company of not less than five hundred thousand dollars (US$500,000). Notwithstanding the foregoing, Holder shall be entitled to a ten percent (10%) discount to the purchase price of any debt or equity or equity-linked securities pursuant to a Qualified Offering. An “Exempt Issuance” means the issuance of: (i) securities to employees, attorneys, consultants, officers or directors of the Company, for services or otherwise in the ordinary course pursuant to resolution of the board of directors, (ii) a registered or underwritten offering and (iii) securities exercisable or exchangeable for or convertible into other securities issued and outstanding on the date hereof. (iv) securities issued in connection with any merger or acquisition transaction or financing in connection therewith, or (v) securities issued to the Holder or the holder of any other note issued pursuant to the Note and Warrant Subscription Agreements.

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(a)          Conversion Upon Maturity. From and after the Maturity Date, the Holder shall have the right, in its sole and absolute discretion, at any time to convert the outstanding Principal Amount and all accrued interest thereon, or any portion thereof, into duly authorized, fully paid and non-assessable shares of common stock of the Company ("Conversion Shares") at the conversion price equal to a 50% discount to the average bid price for the common stock of the Company for the 20 trading days prior to the Maturity Date. The Company agrees that it has no right to prevent the Holder from effecting such conversion or otherwise. If the Holder opts to convert all or any portion of the Principal Amount and accrued and unpaid interest if any, the Company shall issue and deliver to such Holder, a certificate or certificates for the common stock to which the Holder shall be entitled within five days of the Holder exercising its right hereunder.

(b)          Delivery of Conversion Shares. The common stock issued on conversion of this Note (“Conversion Shares”) shall be delivered as follows:

(i)	Within five (5) days after conversion, the Company shall deliver to the Holder, or to such person or persons as are designated by Holder in the notice to convert, a certificate or certificates representing the number of shares of common stock into which this Note or portion thereof is to be converted in such name or names as are specified in the conversion notice, rounded to the nearest whole share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such conversion shares shall be treated for all purposes as having become the record holder of such shares at such time.

(ii)	In the event that less than the entire outstanding principal of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have an addendum attached hereto indicating the amount of conversion acknowledged by Holder and Company. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

In the event that any of the Conversion Shares can be issued by the Company without a restrictive 1933 Act legend, or are subsequently sold or proposed to be sold in a manner that complies with an exemption from registration under the Securities Act of 1933, as amended (the "Act"), the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend or instructions to issue the Conversion Shares without the 1933 Act legend. The Company further agrees to accept the opinion of David Lubin & Associates, PLLC in this regard if counsel to the Company fails to issue such opinion. If the Company fails to do so, or if its counsel fails to issue an opinion within 72 hours of the request thereof (assuming counsel has received a seller's representation letter in reasonable form and substance which would be satisfactory to securities counsel), then the Company will pay to the Holder as liquidated damages (the “Liquidated Damages”), and not as a penalty, at the Holder’s option, either a cash amount or shares of the Company’s Common Stock equal to five percent (5%) of the number of such shares required to have been issued for each day after such 72-hour period that the opinion is not delivered to the transfer agent. The Company and the Holder acknowledge and agree that the sums payable under this Section shall constitute liquidated damages and not penalties and are in addition to all other rights of the Holder. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain the requested legal opinion, and (iii) one of the reasons for the Company and the Holder reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages.

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(c)          Maximum Conversion. A Holder shall not be entitled to convert on a conversion date that amount of a Note nor may the Company make any payment including principal, interest, if any, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Holder and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such conversion date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Holder may exceed 4.99%. The Holder shall have the authority to determine whether the restriction contained in this Section will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Holder may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company. Holder may allocate which of the equity of the Company deemed beneficially owned by Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

(d)          Reservation of Shares. The Company agrees that, during the period until this Note and all obligations owed to Holder are paid in full, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, common stock and other securities, and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by securities law and free and clear of all pre-emptive rights. The Company agrees that the shares of common stock shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the conversion Shares is at all times equal to or less than the conversion price of this Note.

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3.           Representations and Warranties of the Company. The Company hereby acknowledges, represents and warrants to, and agrees with, the Holder as follows:

(a)           The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

(b)          The Company has all requisite power and authority to enter into and deliver this Note and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Note by the Company and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other action or proceeding on the part of the Company is necessary to authorize the execution, delivery, and performance by the Company of this Note and the consummation by the Company of the transactions contemplated hereby.

(c)          There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity to be issued hereunder and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in the Company.

(d)          No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the OTC Pink Marketplace maintained by the OTC Markets Group Inc. nor the Company's shareholders is required for the execution by the Company of this Note and the Security Agreement and compliance and performance by the Company of its obligations under hereunder and thereunder. This Note and the Security Agreement and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.

(e)          Neither the issuance and sale of the Note nor the performance of the Company’s obligations under this Note and all other agreements entered into by the Company relating thereto by the Company will:

(i)   violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any agreement to which the Company, or any of its affiliates is a party; or

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(ii)  result in the creation or imposition of any Lien (as defined below) upon the securities or any of the assets of the Company or any of its affiliates other than pursuant to the Security Agreement; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company or of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(f)          There is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates.

(g)          The Company has no liabilities or obligations, individually or in the aggregate, other than as set forth in the Company's filings with the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.

(h)          The Company acknowledges that (i) the Holder is relying on the representations and warranties by the Company that the amount of interest due and payable hereunder is not usurious and does not exceed the maximum rate of interest permitted under applicable law, and (ii) these representations and warranties from the Company contained in this Section 3(h) are integral to the transaction without which the Holder would not loan the Company any money nor complete this transaction pursuant to the terms herein.

3.1          Covenants of the Company. The Company hereby covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note or the Security Agreement, the Company shall:

(a)          Notify the Holder if there is a breach or threatened breach of any of the representations and warranties provided for in this Note and forward to the Holder any correspondence regarding any threatened or actual action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates, including without limitation, from the Securities and Exchange Commission or Financial Industry Regulatory Authority and each material development in respect thereof;

(b)          (A) comply in all respects with its reporting and filing obligations with the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.;

(c)          Use the proceeds of this Note for working capital and general corporate purposes and not prepay any debt nor redeem any equity instruments of the Company;

(d)          Promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company;

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(e)          Except with regard to the TCA Interests, for as long as any loans or debt incurred in connection therewith shall remain unpaid, the Company shall not, directly or indirectly, create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its assets, whether now owned or hereafter acquired except for: (A) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (B) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (C) debt which shall be used to repay this Note; and (D) liens on new capital leases and new capital assets purchased after the date of this Note (the foregoing (A) through (D) being “Permitted Liens”);

(f)           The Company will not, directly or indirectly, repay, reclassify, redeem, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its common stock, preferred stock, or other equity securities, except pursuant to a designation of preferred stock outstanding as of the date hereof;

(g)          The Company will not enter into any merger, consolidation, or exchange of assets or securities, other than the Premier Transaction, unless such transaction specifically provides that simultaneous with the closing thereof this Note shall be paid in full;

(h)          Except with regard to TCA Interests and Permitted Liens, for as long as any loans or debt incurred in connection therewith shall remain unpaid, the Company shall not directly or indirectly grant nor allow any security interest to be taken in the assets of the Company unless the lien is expressly subordinate to the lien granted to the Holder, nor incur or issue any debt, equity or other instrument on terms more favorable than those contained herein;

(i)           Promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as defined in Section 4 below) or any event which with the notice or lapse of time or both would become an Event of Default, the Company shall deliver to the Holder a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and in such Notice of Default or soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto;

(j)           For so long as the Note is outstanding, the Company will not enter into any transaction with Premier whatsoever; and

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(k)          In addition to the covenants and obligations of the Company contained in this Note, the Company agrees to provide notification to the Holder regarding any material event, including without limitation, a proposed stock split, acquisition or divestiture.

4.           Defaults and Remedies. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) the Company shall fail to pay any installment of principal on the Maturity Date; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company; (iv) any order or decree is rendered by a court adjudicating the Company insolvent; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company ; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; (ix) any default in the payment, when due or declared due, of any other fees, costs or expenses owed or payable to Holder as provided herein, including without limitation, attorneys' fees and expenses; (x) any representation, warranty or certification made by the Company to the Holder in this Note or in any other agreement between the Company and the Holder shall be false or misleading in any material respect; (xi) the occurrence of any event or condition which shall result in a default under any material agreement between the Company and another person not cured within 15 days after delivery of written notice thereof; (xii) failure by the Company to observe or perform any other covenant or agreement of the Company contained in this Note, the Transaction Documents (other than those covered by the clauses above) or in any other agreement between the Company and its affiliates and the Holder not cured within 15 days after delivery of written notice thereof; (xiii) the occurrence of any event or condition which results in the acceleration of the maturity date of any debt in excess of $100,000 or enables or, with the giving of notice or lapse of time or both, would enable the holder of such debt in excess of $100,000 or any person acting on such holder’s behalf to accelerate the maturity date thereof unless such event or condition does not directly impact the security interests of the Holder under the Security Agreement; (xiv) failure by the Company to maintain its current listing on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.; or (xv) failure by the Company to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note.

(b)          Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Note, immediately due and payable, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note. In the event of any such uncured default listed above, the outstanding principal amount of this Note, plus any other amounts due and owing under the Note may convert into common stock of the Company as per section 2 (a) herein.

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5.          Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/Company circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

6.          Cancellation. After all sums owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

7.          Unconditional Obligation; Waiver. The obligations hereunder are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. This Note may be enforced against the Company by summary proceeding pursuant to N.Y. Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.

Except where otherwise expressly provided herein, the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and shall be directly and promptly liable for the payment of all sums owing and to be owing hereunder, regardless of, and without any notice, diligence, act or omission with respect to, the collection of any amount called for hereunder.

8.          Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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9.          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

10.         Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

11.         Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

12.         Notice. Notice shall be given to each party at the addresses indicated in, and in the manner provided by, the Subscription Agreement.

13.         Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

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14.         Binding Effect. This Note shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

15.         Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

16.         Construction and Joint Preparation. This Note shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Note and the Security Agreement, and this Note therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

17.         Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.

18.         Amendments. The provisions of this Note may be changed only by a written agreement executed by the Company and Holder.

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19.         Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Collateral Agent (for the benefit of Holder and the Other Holders) pursuant to a Security Agreement, as delivered by Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company or a Subsidiary and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE TRANSACTION DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Transaction Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel.

[Signature pages follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date set forth above.

MILLENNIUM HEALTHCARE, INC.

By:
Name: Chris Amandola
Title: President

[ signature page to Promissory Note ]

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